                                                                   Exhibit 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 1996 (except with respect to Note 9 as to which the date is March 12, 1996) included (or incorporated by reference) in Arch Communications Group, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                              ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 1, 1996